As filed with the Securities and Exchange Commission on July 18, 2024

Registration Statement No. 333-262524

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-262524

UNDER THE SECURITIES ACT OF 1933

WestRock Company*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	37- 1880617
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Abernathy Road

Atlanta, Georgia 30328

(770) 448-2193

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

WRKCo Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-3335141
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o WestRock Company

1000 Abernathy Road

Atlanta, Georgia 30328

(770) 448-2193

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(See Table of Additional Registrant Guarantors for information regarding additional Registrants)

Ken Bowles

WestRock Company

1000 Abernathy Road

Atlanta, GA 30328

(770) 448-2193

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Victor Goldfeld

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS(1)(2)

Exact Name of Additional Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
WestRock MWV, LLC	Delaware	31-1797999
WestRock RKT, LLC	Georgia	62-0342590

(1)	Address, including zip code, and telephone number, including area code, of each Registrant Guarantor’s Principal Executive Offices is c/o WestRock Company, 1000 Abernathy Road, Atlanta, Georgia 30328, (770) 448-2193.

(2)	Name, address, including zip code, and telephone number, including area code, of each Registrant Guarantor’s Agent for Service is Denise R. Singleton, Executive Vice President, General Counsel and Secretary, 1000 Abernathy Road, Atlanta, Georgia 30328, (770) 448-2193.

*	On July 5, 2024, pursuant to the Transaction Agreement, dated as of September 12, 2023, by and among WestRock Company, a Delaware corporation (“WestRock”), Smurfit Kappa Group plc (“Smurfit Kappa”), Smurfit WestRock plc (formerly Smurfit WestRock Limited and prior to that known as Cepheidway Limited) (“Smurfit WestRock”) and Sun Merger Sub, LLC, a wholly owned subsidiary of Smurfit WestRock (“Merger Sub”), (i) Smurfit WestRock acquired Smurfit Kappa by means of a scheme of arrangement under the Companies Act 2014 of Ireland (as amended) and (ii) Merger Sub merged with and into WestRock (the “Merger”), with WestRock surviving the Merger and becoming a wholly owned subsidiary of Smurfit WestRock.

DEREGISTRATION OF UNSOLD SECURITIES

WestRock, WRKCo Inc., a Delaware corporation, WestRock MWV, LLC, a Delaware limited liability company, and WestRock RKT, LLC, a Georgia limited liability company (collectively, the “Registrants”), are filing with the Securities and Exchange Commission (the “SEC”) this post-effective amendment (this “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File No. 333-262524), filed with the SEC on February 4, 2022 (the “Registration Statement”), to deregister any and all securities registered but unsold or otherwise unissued as of the date hereof under the Registration Statement.

This Post-Effective Amendment is being filed as a result of the Merger. The Registrants, by filing this Post-Effective Amendment, hereby terminate the effectiveness of the Registration Statement and remove from registration any and all securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking made by the Registrants in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, in the Country of Ireland, on July 18, 2024. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

WestRock Company

By:	/s/ Ken Bowles
Name:	Ken Bowles
Title:	Senior Vice President and Assistant Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, in the Country of Ireland, on July 18, 2024. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

WRKCo Inc.

By:	/s/ Ken Bowles
Name:	Ken Bowles
Title:	Senior Vice President and Assistant Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, in the Country of Ireland, on July 18, 2024. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

WestRock MWV, LLC By: WRKCo Inc., its Sole Member

By:	/s/ Ken Bowles
Name:	Ken Bowles
Title:	Senior Vice President and Assistant Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, in the Country of Ireland, on July 18, 2024. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

WestRock RKT, LLC By: WRKCo Inc., its Sole Member

By:	/s/ Ken Bowles
Name:	Ken Bowles
Title:	Senior Vice President and Assistant Treasurer